Exhibit 99.1
THE REALREAL ANNOUNCES SECOND QUARTER 2024 RESULTS
Q2 2024 Revenue of $145 million, up $14 million or 11% Year-Over-Year
Q2 2024 Net Loss of $(17) million, or (11.5%) of Total Revenue, an improvement of $25 million Year-Over-Year
Q2 2024 Adjusted EBITDA of $(1.8) million or (1.2)% of Total Revenue, up $21 million Year-Over-Year

SAN FRANCISCO, August 6, 2024 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its second quarter ended June 30, 2024. Second quarter 2024 gross merchandise value (GMV) and total revenue increased 4% and 11% respectively, compared to the second quarter of 2023. During the quarter, consignment revenue grew 17% compared to the same period in 2023. Second quarter Adjusted EBITDA improved $21 million compared to the second quarter of 2023.

“We continue to build on our progress and momentum,” said John Koryl, Chief Executive Officer of The RealReal. “In the second quarter, we delivered accelerated year-over-year growth and delivered double-digit revenue growth. In the first half of 2024 we grew revenue by $16 million, improved net loss by $76 million and improved Adjusted EBITDA by $46 million compared to the prior year period. We believe this demonstrates the success of the changes we’ve made and highlights the resilience of our go-forward business model.”

Koryl continued, “As the leading e-commerce marketplace for authenticated luxury goods, we are playing to our strengths and growing with the large market for circular fashion. Due to our extensive and rich dataset of luxury items and transactions, we believe we are well positioned to benefit from the recent advancements in generative AI. Looking ahead, we remain focused on achieving operational excellence, delivering exceptional service to our highly-engaged community, and expanding margins toward a sustainably profitable business.”
Second Quarter Highlights
•GMV was $441 million, an increase of 4% compared to the same period in 2023
•Total Revenue was $145 million, an increase of 11% compared to the same period in 2023
•Gross Profit was $107 million, an increase of $21 million compared to the same period in 2023
•Gross Margin was 74.1%, an increase of over 800 basis points compared to the same period in 2023
•Net Loss was $(17.0) million or (11.5)% of total revenue, compared to $(41.3) million or (31.6)% of total revenue in the same period in 2023
•Adjusted EBITDA was $(1.8) million or (1.2)% of total revenue compared to $(22.3) million or (17.1)% of total revenue in the same period in 2023
•GAAP basic net loss per share was $(0.16) compared to $(0.41) in the prior year period and GAAP diluted net loss per share was $(0.20) compared to $(0.41) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.13) compared to $(0.30) in the prior year period
•Top-line-related Metrics
◦Trailing three months active buyers was 381,000, an increase of 9% compared to the same period in 2023
◦Orders were 820,000, an increase of 4% compared to the same period in 2023
◦Average order value (AOV) was $538, which is consistent with the same period in 2023
◦AOV was driven by a year-over-year increase in units per transaction offset by lower average selling prices

Q3 and Full Year 2024 Guidance
Based on market conditions as of August 6, 2024, we are updating our full year guidance and providing guidance for third quarter 2024 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q3 2024	Full Year 2024
GMV	$410 - $430 million	$1.79 - $1.82 billion
Total Revenue	$135 - $142 million	$580 - $595 million
Adjusted EBITDA	$(2) - $1 million	$0 - $6 million

Webcast and Conference Call
The RealReal will post a shareholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its results. Investors and analysts can access the call at https://register.vevent.com/register/BI7e473afdc4f6494aa3d4037bcc8c536f. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with 37 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investor Relations Contact:
Caitlin Howe
IR@therealreal.com
Press Contact:
Mallory Johnston
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macro-economic trends, the debt exchange, financial guidance, anticipated growth in 2024, the anticipated impact of generative AI, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, legal settlement charges, restructuring, warehouse fire costs (net), CEO transition costs, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expenses on employee stock transactions, CEO transition costs, restructuring charges, legal settlement charges, warehouse fire costs (net), gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses divided by weighted average shares outstanding. We exclude the effect of our liability classified warrants to arrive at the weighted average common shares outstanding when their effect is anti-dilutive. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Consignment revenue	$112,714	$96,577	$228,362	$199,220
Direct revenue	16,724	20,887	29,433	45,840
Shipping services revenue	15,496	13,391	30,939	27,699
Total revenue	144,934	130,855	288,734	272,759
Cost of revenue:
Cost of consignment revenue	13,108	14,575	26,388	30,104
Cost of direct revenue	13,760	20,446	26,045	45,476
Cost of shipping services revenue	10,600	9,660	21,556	21,022
Total cost of revenue	37,468	44,681	73,989	96,602
Gross profit	107,466	86,174	214,745	176,157
Operating expenses:
Marketing	13,759	15,351	29,042	32,869
Operations and technology	65,422	65,575	128,394	133,607
Selling, general and administrative	47,082	44,326	93,852	94,171
Restructuring	—	1,864	196	38,252
Total operating expenses (1)	126,263	127,116	251,484	298,899
Loss from operations	(18,797)	(40,942)	(36,739)	(122,742)
Change in fair value of warrant liability	5,630	—	(9,953)	—
Gain on extinguishment of debt	—	—	4,177	—
Interest income	2,263	2,404	4,332	4,457
Interest expense	(5,769)	(2,678)	(9,520)	(5,345)
Loss before provision for income taxes	(16,673)	(41,216)	(47,703)	(123,630)
Provision for income taxes	35	114	106	200
Net loss attributable to common stockholders	$(16,708)	$(41,330)	$(47,809)	$(123,830)
Net loss per share attributable to common stockholders
Basic	$(0.16)	$(0.41)	$(0.45)	$(1.23)
Diluted	$(0.20)	$(0.41)	$(0.45)	$(1.23)
Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	106,882,054	100,973,105	106,047,054	100,294,359
Diluted	111,117,389	100,973,105	106,047,054	100,294,359

(1) Includes stock-based compensation as follows:
Marketing	$72	$349	$482	$799
Operating and technology	2,690	3,301	4,994	6,992
Selling, general and administrative	4,940	5,116	9,346	9,966
Total	$7,702	$8,766	$14,822	$17,757

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$150,746	$175,709
Accounts receivable, net	16,450	17,226
Inventory, net	21,119	22,246
Prepaid expenses and other current assets	19,134	20,766
Total current assets	207,449	235,947
Property and equipment, net	96,769	104,087
Operating lease right-of-use assets	82,952	86,348
Restricted cash	14,911	14,914
Other assets	5,342	5,627
Total assets	$407,423	$446,923
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$12,650	$8,961
Accrued consignor payable	65,465	77,122
Operating lease liabilities, current portion	22,080	20,094
Convertible senior notes, net, current portion	26,550	—
Other accrued and current liabilities	85,059	82,685
Total current liabilities	211,804	188,862
Operating lease liabilities, net of current portion	97,024	104,856
Convertible senior notes, net	276,159	452,421
Non-convertible notes, net	131,278	—
Warrant liability	20,370	—
Other noncurrent liabilities	6,042	4,083
Total liabilities	742,677	750,222
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2024, and December 31, 2023; 108,495,705 and 104,670,500 shares issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	1	1
Additional paid-in capital	832,179	816,325
Accumulated deficit	(1,167,434)	(1,119,625)
Total stockholders’ deficit	(335,254)	(303,299)
Total liabilities and stockholders’ deficit	$407,423	$446,923

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(47,809)	$(123,830)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	16,536	15,786
Stock-based compensation expense	14,822	17,757
Reduction of operating lease right-of-use assets	7,443	9,168
Bad debt expense	1,246	1,029
Non-cash interest expense	5,701	—
Issuance costs allocated to liability classified warrants	374	—
Accretion of debt discounts and issuance costs	1,045	1,279
Property, plant, equipment, and right-of-use asset impairments	—	33,505
Provision for inventory write-downs and shrinkage	1,840	6,531
Gain on debt extinguishment	(4,177)	—
Change in fair value of warrant liability	9,953	—
Loss related to warehouse fire, net	389	—
Other adjustments	(672)	56
Changes in operating assets and liabilities:
Accounts receivable, net	(470)	5,184
Inventory, net	(629)	10,532
Prepaid expenses and other current assets	4,796	4,121
Other assets	184	(2,820)
Operating lease liability	(9,893)	(11,437)
Accounts payable	2,813	1,763
Accrued consignor payable	(12,704)	(19,706)
Other accrued and current liabilities	(957)	(9,639)
Other noncurrent liabilities	(52)	(137)
Net cash used in operating activities	(10,221)	(60,858)
Cash flow from investing activities:
Proceeds from maturities of short-term investments	—	—
Capitalized proprietary software development costs	(5,138)	(7,514)
Purchases of property and equipment	(5,142)	(19,764)
Net cash used in investing activities	(10,280)	(27,278)
Cash flow from financing activities:
Proceeds from exercise of stock options	112	3
Taxes paid related to restricted stock vesting	(364)	(411)
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	624	446
Cash received from settlement of capped calls in conjunction with the Note Exchange	396	—
Issuance costs paid related to the Note Exchange	(5,233)	—
Net cash provided by (used in) financing activities	(4,465)	38
Net decrease in cash, cash equivalents and restricted cash	(24,966)	(88,098)
Cash, cash equivalents and restricted cash
Beginning of period	190,623	293,793
End of period	$165,657	$205,695

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA Reconciliation:
Net loss	$(16,708)	$(41,330)	$(47,809)	$(123,830)
Depreciation and amortization	8,227	7,965	16,536	15,786
Interest income	(2,263)	(2,404)	(4,332)	(4,457)
Interest expense	5,769	2,678	9,520	5,345
Provision for income taxes	35	114	106	200
EBITDA	(4,940)	(32,977)	(25,979)	(106,956)
Stock-based compensation	7,702	8,766	14,822	17,757
Payroll taxes expense on employee stock transactions	118	24	174	68
Legal settlement	600	—	600	1,100
Restructuring charges (1)	—	1,864	196	38,252
Gain on extinguishment of debt (2)	—	—	(4,177)	—
Change in fair value of warrant liability (3)	(5,630)	—	9,953	—
One time expenses (4)	389	—	389	159
Adjusted EBITDA	$(1,761)	$(22,323)	$(4,022)	$(49,620)

(1) The restructuring charges for the three and six months ended June 30, 2023 consist of impairment of right-of-use assets and property and equipment, employee severance charges, and other charges, including legal and transportation expenses.
(2) The gain on extinguishment of debt for the six months ended June 30, 2024 reflects the difference between the carrying value of the Exchanged Notes and the fair value of the 2029 Notes.
(3) The change in fair value of warrant liability for the three and six months ended June 30, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the Note Exchange in February 2024.
(4) One time expenses for the three and six months ended June 30, 2024 reflects estimated losses related to the fire at one of our New Jersey authentication centers, net of estimated insurance recoveries. See "Note 11 - Commitments and Contingencies" in the notes to the unaudited financial statements for disclosure regarding the event. One time expenses for the six months ended June 30, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(16,708)	$(41,330)	$(47,809)	$(123,830)
Stock-based compensation	7,702	8,766	14,822	17,757
Payroll tax expense on employee stock transactions	118	24	174	68
Legal settlement	600	—	600	1,100
Restructuring charges	—	1,864	196	38,252
Provision for income taxes	35	114	106	200
Gain on extinguishment of debt	—	—	(4,177)	—
Change in fair value of warrant liability	(5,630)	—	9,953	—
One time expenses	389	—	389	159
Non-GAAP net loss attributable to common stockholders	$(13,494)	$(30,562)	$(25,746)	$(66,294)
Weighted-average common shares outstanding to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	106,882,054	100,973,105	106,047,054	100,294,359
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.13)	$(0.30)	$(0.24)	$(0.66)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash used in operating activities	$(6,754)	$(30,425)	$(10,221)	$(60,858)
Purchase of property and equipment and capitalized proprietary software development costs	(4,959)	(11,358)	(10,280)	(27,278)
Free Cash Flow	$(11,713)	$(41,783)	$(20,501)	$(88,136)

Key Financial and Operating Metrics:

	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024

GMV	$454,163	$440,659	$492,955	$444,366	$423,341	$407,608	$450,668	$451,941	$440,914
NMV	$332,508	$325,105	$367,382	$327,805	$303,918	$302,912	$335,245	$334,815	$329,422
Consignment Revenue	$96,917	$93,874	$110,199	$102,643	$96,577	$102,852	$113,500	$115,648	$112,714
Direct Revenue	$42,646	$34,005	$33,252	$24,953	$20,887	$17,356	$15,964	$12,709	$16,724
Shipping Services Revenue	$14,872	$14,824	$16,204	$14,308	$13,391	$12,964	$13,909	$15,443	$15,496
Number of Orders	934	952	993	891	789	794	826	840	820
Take Rate	36.1%	36.0%	35.7%	37.4%	36.7%	38.1%	37.7%	38.4%	38.5%
Active Buyers (1)	385	404	430	388	351	364	381	384	381
AOV	$486	$463	$496	$499	$537	$513	$545	$538	$538
(1) During the three months ended June 30, 2024, we updated active buyers to be buyers who purchased goods through our online marketplace during the 3 months ended on the last day of the period presented. Previously we had measured buyers who purchased goods during the 12 months ended on the last day of the period presented. The prior periods have been updated to active buyers during the 3 months ended on the last day of the period presented.